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Pricing Supplement No. 0284 Dated February 1, 2002                Rule 424(b)(2)
(To Prospectus dated August 6, 1999 and                   File number: 333-83503
Prospectus Supplement dated June 5, 2001)

Senior Medium-Term Notes, Series I

Principal Amount:                            $ 30,000,000.00
Issue Price:                  100.000%       $ 30,000,000.00
Commission or Discount:         0.000%       $         00.00
Proceeds to Corporation:      100.000%       $ 30,000,000.00

Agent:                            Banc of America Securities LLC, as Agent

Original Issue Date:              February 22, 2002

Stated Maturity Date:             February 22, 2005

Cusip #:                          06050MBT3

Form:                             Book entry only

Interest Rate:                    4.41%

Interest Payment Dates:           The 22nd of February & August, commencing
                                  August 22, 2002

May the Notes be redeemed by the Corporation prior to maturity?               No

May the Notes be repaid prior to maturity at the option of the holder?        No

Discount Note?                                                                No